Exhibit 32(a)

                          Section 906 Certification
                                    of
                             Robert V. Tarantino

     I certify that the Quarterly Report of Dataram Corporation with which this Certification is furnished fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fully presents, in all material respects, the financial condition and results of operations of Dataram Corporation.



March 9, 2004                      ROBERT V. TARANTINO

                                   _______________________

                                   Robert V. Tarantino
                                   President and
                                   Chief Executive Officer